EXHIBIT 21.1

                       LONE STAR STEAKHOUSE & SALOON, INC.
                       -----------------------------------

                           SUBSIDIARIES OF THE COMPANY

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STATE INCORPORATED                   NAME OF LEGAL ENTITY

Alabama                              Lone Star Steakhouse & Saloon of Alabama, Inc.
Alaska                               Lone Star Steakhouse & Saloon of Alaska, Inc.
Arizona                              Texas Star Steakhouse & Saloon of Arizona, Inc.
Arkansas                             Lone Star Steakhouse & Saloon of Arkansas, Inc.
Arkansas                             Lone Star Steakhouse & Saloon of Ft. Smith, Inc.
Arkansas                             Lone Star Steakhouse & Saloon of Springdale, Inc.
California                           Lone Star Steakhouse & Saloon of California, Inc.
Colorado                             Lone Star Steakhouse & Saloon of Colorado, Inc.
Connecticut                          Lone Star Steakhouse & Saloon of Connecticut, Inc.
Delaware                             Lone Star Steakhouse & Saloon of Wilmington, Inc.
Delaware                             LS Management, Inc.
Delaware                             Lone Star Finance, Inc.
Florida                              Lone Star Steakhouse & Saloon of Florida, Inc.
Georgia                              L. S. Steakhouse & Saloon of Georgia, Inc.
Idaho                                Lone Star Steakhouse & Saloon of Idaho, Inc.
Illinois                             Lone Star Steakhouse & Saloon of Springfield, Inc.
Indiana                              Lone Star Steakhouse & Saloon of Evansville, Inc.
Indiana                              Lone Star Steakhouse & Saloon of Indianapolis, Inc.
Iowa                                 Lone Star Steakhouse & Saloon of Iowa, Inc.
Kansas                               L. S. of Kansas, Inc.
Kansas                               LS Marketing, LLC
Kansas                               L.S. Leasing, Inc.
Kentucky                             Lone Star Steakhouse & Saloon of Kentucky, Inc.
Louisiana                            Lone Star Steakhouse & Saloon of Louisiana, Inc.
Maine                                Lone Star Steakhouse & Saloon of Maine, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Maryland, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Waldorf, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Columbia, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Frederick, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Harford, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Montgomery, Inc.
Maryland                             Lone Star Steakhouse & Saloon of Carroll, Inc.
Maryland                             Lone Star Steakhouse & Saloon of St. Mary's, Inc.
Massachusetts                        Lone Star Steakhouse & Saloon of Massachusetts, Inc.
Michigan                             Lone Star Steakhouse & Saloon of Michigan, Inc.
Minnesota                            Lone Star Steakhouse & Saloon of Minnesota, Inc.
Mississippi                          Lone Star Steakhouse & Saloon of Mississippi, Inc.
Missouri                             Lone Star Steakhouse & Saloon of Southern Missouri, Inc.
Montana                              Lone Star Steakhouse & Saloon of Montana, Inc.
Nebraska                             Lone Star Steakhouse & Saloon of Nebraska, Inc.
Nevada                               Lone Star Steakhouse & Saloon of Las Vegas, Inc.
Nevada                               Lone Star Steakhouse & Saloon of Nevada, Inc.
Nevada                               LS Mail Order, Inc.
New Hampshire                        Lone Star Steakhouse & Saloon of New Hampshire, Inc.
New Jersey                           Lone Star Steakhouse & Saloon of New Jersey, Inc.
New Jersey                           Bridgewater Properties, Inc.
New Mexico                           Lone Star Steakhouse & Saloon of New Mexico, Inc.
New York                             Lone Star Steakhouse & Saloon of New York, Inc.
North Carolina                       Mama's Concept, Inc.
North Carolina                       Frankie's Restaurant, Inc.
North Carolina (Asheville)           Big Guns, Inc.
North Carolina (Fayetteville)        Steaks of Fayetteville, Inc.
North Carolina (Greensboro)          Star Steaks, Inc.
North Carolina (Winston-Salem)       Lone Star Steaks, Inc.
North Dakota                         Lone Star Steakhouse & Saloon of North Dakota, Inc.
Ohio                                 Lone Star Steakhouse & Saloon of Ohio, Inc.
Oklahoma                             Lone Star Steakhouse & Saloon of Oklahoma, Inc.
Pennsylvania                         Lone Star Steakhouse & Saloon of Pennsylvania, Inc.
Rhode Island                         Lone Star Steakhouse & Saloon of Rhode Island, Inc.
South Carolina                       Lone Star Steakhouse & Saloon of South Carolina, Inc.
South Dakota                         Lone Star Steakhouse & Saloon of South Dakota, Inc.
Tennessee                            Lone Star Steakhouse & Saloon of Johnson City, Inc.
Texas                                L.S. Steakhouse & Saloon of Texas, Inc.
Utah                                 Lone Star Steakhouse & Saloon of Utah, Inc.
Virginia                             Lone Star Steakhouse of Centreville, Inc.
Virginia                             Lone Star Steakhouse of Herndon, Inc.
Virginia                             Lone Star Steakhouse of Richmond, Inc.
Virginia                             Lone Star Steakhouse of Virginia Beach, Inc.
Washington                           Lone Star Steakhouse & Saloon of Washington, Inc.
West Virginia                        Lone Star Steakhouse & Saloon of West Virginia, Inc.
Wisconsin                            Lone Star Steakhouse & Saloon of Wisconsin, Inc.

Colorado                             Del Frisco's of Colorado, Inc.
Delaware                             CGB Delaware, Inc.
Delaware                             CWA Delaware, Inc.
Illinois                             Del Frisco's of Illinois, Inc.
Nevada                               Del Frisco's of Nevada, Inc.
New York                             Del Frisco's of New York, Inc.
Texas                                Crockett Beverage Corp. (Ft. Worth)
Texas                                Irwin J. Grossnerr Foundation, Inc. (Dallas)
Texas                                Del Frisco-Dallas, L.P.
Texas                                Del Frisco-Fort Worth, L.P.


Alaska                               Sullivan's of Alaska, Inc.
Arizona                              Sullivan's of Arizona, Inc.
California                           California Sullivan's, Inc.
Colorado                             Colorado Sullivan's, Inc.
Delaware                             Sullivan's of Delaware, Inc.
Delaware                             Steak Concepts, Delaware, Inc.
Georgia                              Sullivan's of Georgia, Inc.
Illinois                             Sullivan's of Illinois, Inc.
Indiana                              Sullivan's of Indiana, Inc.
Louisiana                            Louisiana Steakhouse, Inc.
Massachusetts                        Massachusetts Sullivan's, Inc.
Michigan                             Sullivan's of Michigan, Inc.
New York                             Sullivan's of New York, Inc.
North Carolina                       Sullivan's of North Carolina, Inc.
Pennsylvania                         North Philadelphia Sullivan's, Inc.
Texas                                Sullivan's-Austin, L.P.
Texas                                Travis Beverage Corp. (Austin)
Texas                                Westheimer Beverage Corp. (Houston)
Texas                                Village Beverage Corporation (Dallas)
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